Exhibit 99.1

Liberty Media Corporation Announces Repurchase of
5.2% of outstanding LMC shares, $500 million Repurchase Agreement with SiriusXM and Proposed Private Offering of $500 million of Cash Convertible Senior Notes

ENGLEWOOD, Colo. Oct. 10, 2013—(BUSINESS WIRE)— Liberty Media Corporation (“Liberty Media”) (Nasdaq: LMCA, LMCB) announced today the following transactions:

•                  Repurchase of 5.2% of outstanding Liberty Media common stock from Comcast Corporation

•                  Agreement with SiriusXM to repurchase $500 million of SIRI shares from Liberty Media

•                  Proposed private offering of $500 million aggregate principal amount of convertible senior notes (with initial purchaser option to purchase an additional $75 million aggregate principal amount) due 2023

Repurchase from Comcast

Liberty Media and Comcast (Nasdaq: CMCSA, CMCSK) recently completed a transaction in which a subsidiary of Comcast exchanged approximately 6.3 million shares of LMCA for a newly created subsidiary of Liberty Media which holds Leisure Arts, Inc., approximately $417 million in cash and Liberty Media’s rights in and to a revenue sharing agreement relating to the carriage of CNBC.  The exchange is intended to be tax-free.

Sirius XM Repurchase

Sirius XM Radio Inc. (NASDAQ: SIRI) (“Sirius”) has agreed to repurchase $500 million of its common stock from Liberty Media as part of Sirius’ share repurchase program, which it announced today has been increased by an additional $2 billion.  Liberty Media expects to continue to own over 52% of the outstanding SIRI shares after giving effect to the repurchase. The price per share will equal a 1.5% discount to the average of the daily volume weighted average price (“VWAP”) per share of SIRI for the ten-day period beginning on the third trading day following the date of the public release of Sirius’ third quarter 2013 earnings subject to a cap on the average VWAP of $4.18 and a floor on the average VWAP of $3.64. The shares are expected to be purchased in three installments, of which $130 million will be repurchased in November 2013, $270 million will be repurchased in January 2014 and $100 million will be repurchased in April 2014, with the specific number of shares to be purchased on each repurchase date equal to the dollar amount of the shares to be repurchased on that date divided by the per share price. On any of these repurchase dates (subject to certain limitations), Sirius may be required to accelerate the purchase and sale of the shares to be purchased on the next scheduled repurchase date if Sirius is able to draw upon its existing senior credit facility an amount that would be sufficient to pay the repurchase price of the shares to be purchased on such repurchase date and the next scheduled repurchase date.

Sirius’ obligations to repurchase shares on the repurchase dates are subject to certain conditions, including, among other things, (i) no default or event of default under any of its debt instruments or any other agreement resulting from the purchase of shares on such date and (ii) Sirius having the availability under, and being able to draw on, its existing senior secured revolving credit facility in an amount sufficient to pay the repurchase price of such shares. In the event any of the applicable conditions are not satisfied on or prior to a repurchase date, Sirius will have no obligation to take any actions that would require it to incur any costs or expenses (other than de minimis costs and expenses) to remedy the failure of any of the foregoing conditions, including taking actions to avoid having such repurchase result in a default under any of their debt instruments or any of their other agreements. To the extent Sirius is unable to purchase all of the applicable shares on any repurchase date due to the failure of any condition, Sirius shall instead repurchase on such repurchase date the maximum number of shares that would not result in a failure of any of the conditions and, subject to satisfying such conditions, purchase the excess of those shares not so purchased (the “excess shares”) on the next subsequent repurchase date, along with the shares scheduled to be purchased on such repurchase date. If Sirius is unable to purchase all shares subject to purchase on April 25, 2014 (including all excess shares) due to a failure of any conditions, then Liberty Media will have the option to (a) sell to Sirius the maximum number of shares that Sirius is able to purchase and satisfy the conditions, and either (x) terminate the repurchase agreement immediately following such repurchase date or (y) extend the outside date for a period of 90 days and require Sirius to purchase the excess shares on a subsequent repurchase date mutually agreed by the parties prior to the outside date as extended, subject to satisfying the foregoing conditions, or (b) terminate the repurchase agreement without selling the applicable shares on such final repurchase date.

Sirius has also agreed, until the final repurchase date, not to take (a) any action outside of the ordinary course of business, consistent with past practice, or (b) any action within its control resulting in a significant deviation (in either amount or timing) from its budget, in each case that would reasonably be likely to result in a failure of the conditions listed in clauses (i) and (ii) of the forgoing paragraph, unless approved by its board of directors.

Proposed Private Offering of Cash Convertible Senior Notes

Liberty Media announced today a private offering, subject to market and other conditions, of $500 million aggregate principal amount of cash convertible senior notes due 2023.  Liberty Media expects to grant to the initial purchasers an option to purchase additional notes with an aggregate principal amount of up to $75 million.

The notes will be convertible, under certain circumstances, into cash based on the conversion value of the underlying shares of Liberty Media’s Series A common stock. All conversions of the notes will be settled solely in cash, and not through the delivery of any securities.  The interest rate, conversion rate and other terms of the notes will be determined by negotiations between Liberty Media and the initial purchasers of the notes.

Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.

In connection with the offering of the notes, Liberty Media expects to enter into privately negotiated cash convertible note hedge and warrant transactions with counterparties that may include one or more of the initial purchasers (and/or their respective affiliates). The cash convertible note hedge will be settled solely in cash.  The sold warrants will be net share settled unless a cash settlement election is made.

In connection with establishing their initial hedge of the cash convertible note hedge and warrant transactions, the counterparties to those transactions and/or their affiliates expect to enter into various derivative transactions with respect to Liberty Media’s Series A common stock and/or purchase shares of Liberty Media’s Series A common stock in privately negotiated transactions and/or open market transactions concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of the notes and/or Liberty Media’s Series A common stock at that time. The counterparties and/or their affiliates are also likely to modify their hedge positions from time to time following the pricing of the notes by entering into or unwinding various derivatives with respect to Liberty Media’s Series A common stock and/or purchasing or selling in secondary market transactions Liberty Media’s stock or other securities or instruments that they may wish to use in connection with such hedging, including the notes.

In addition, Liberty Media intends to exercise options it holds under the cash convertible note hedge transactions whenever notes are converted. In order to unwind their hedge positions with respect to those exercised options, the counterparties and/or their respective affiliates may sell shares of Liberty Media’s Series A common stock or other securities or instruments of Liberty Media, including the notes, in secondary market transactions or unwind various derivative transactions with respect to Liberty Media’s Series A common stock, including during the period immediately prior to maturity of the notes in connection with potential conversions of the notes (and are likely to do so during any cash settlement averaging period for the converted notes). These unwind activities could have the effect of decreasing the trading price of Liberty Media’s Series A common stock.

Liberty Media expects to use the net proceeds from the notes offering, together with the proceeds from the sale of the warrants to fund the hedge transaction and to pay down a portion of its outstanding margin loans, with the remaining net proceeds expected to be used for general corporate purposes.  The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are being offered by means of an offering memorandum and sold solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any sale of notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the repurchase by Sirius of its common stock, including the repurchase of $500 million of stock held by our company and its effect on our ownership percentage in Sirius, the offering of the notes and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of the conditions to completion of the Sirius repurchase, the ability of Liberty Media to satisfy the conditions to the closing of the notes offering, general market conditions, changes in law and government regulations and other matters affecting the business of Liberty Media. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K and any subsequently filed Forms 8-K, including the Form 8-K to be filed on the date hereof, for additional information about

Liberty Media and about the risks and uncertainties related to its business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Sirius, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420